UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2017

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On January 9, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omega Healthcare Investors, Inc., a Maryland corporation (the “Company” or “Omega”), approved amendments to extend by one year, until December 31, 2019, the terms of the existing employment agreements generally effective March 31, 2015, or April 1, 2015 in the case of Steven Insoft, as such agreements were amended effective March 17, 2016 (collectively, the “Employment Agreement Amendments”) with each of Taylor Pickett, Daniel Booth, Steven Insoft, Robert Stephenson, and Michael Ritz (collectively, the “Executive Officers”).

Annual Base Salary. On January 9, 2017, the Compensation Committee confirmed its prior approval in December 2016, and each Employment Agreement Amendment also specifies, the current annual base salary for the Executive Officers, effective January 1, 2017, which is as follows:

Name	Annual Base Salary
Taylor Pickett	$765,000
Daniel Booth	$494,700
Steven Insoft	$484,500
Robert Stephenson	$474,300
Michael Ritz	$326,400

The foregoing description is qualified in its entirety by reference to the form of Employment Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of 2017 Employment Agreement Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: January 13, 2017	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Form of 2017 Employment Agreement Amendments.